
---------------------------- ---------------------------------------------------------------------------------
                             Variable Universal Life Commission and production schedule

                             ---------------------------------------------------------------------------------
                             Life Insurance

---------------------------- ---------------------------------------------------------------------------------


---------------------------- ----------------------------------------- ---------------------------------------

Variable                                    Commission                               Production

-------------- ------------- ------------------ ---------------------- -------------------- ------------------

                                                 PERCENT OF PREMIUM                         PREMIUMS PAID IN
                                PERCENT OF        PAID IN EXCESS OF      TARGET PREMIUM     EXCESS OF TARGET
RATE BAND*     CATEGORY       TARGET PREMIUM       TARGET PREMIUM           X FACTOR        PREMIUM X FACTOR

-------------- ------------- ------------------ ---------------------- -------------------- ------------------

1 and 2        Non-smoker:
                  Issue age
                  20-70              50.0%                  3.0%               28                   1.7

               Smoker:
                  Issue age
                  0-70               42.5                   3.0                24                   1.7

               All issue age
                  71-71              40.0                   2.0                23                   1.1
                  76-80              30.0                   2.0                17                   1.1
                  81-90              20.0                   2.0                11                   1.1
-------------- ------------- ------------------ ---------------------- -------------------- ------------------

3              All issue age
                   0-75             36.5                   2.0                22                   1.1
                  76-80             28.5                   2.0                17                   1.1
                  81.90             20.0                   2.0                11                   1.1
-------------- ------------- ------------------ ---------------------- -------------------- ------------------

4              All issue age
                   0-75             31.0                   2.0                18                   1.1
                  76-80             25.0                   2.0                15                   1.1
                  81.90             20.0                   2.0                11                   1.1
-------------- ------------- ------------------ ---------------------- -------------------- ------------------

* The Rate Band is determined by the Initial Specified Amount as follows:
     o    Rate Band 1: $25,000 - 99,999
     o    Rate Band 2: $100,000 - 249,999
     o    Rate Band 3: $250,000 - 999,999
     o    Rate Band 4: $1,000,000+


------------ ---------------------------------------------------------------
Variable(s)                    Client Service Commissions
------------ ---------------------------------------------------------------

YEAR                   COMMISSION PER $1,000 MARKET VALUE OF THE
                      AVERAGE QUARTERLY CASH VALUE* (LESS LOANS)

                   PROPRIETARY             NONPROPRIETARY ASSETS

------------ ----------------------------- ---------------------------------

1+                       $1.25**                             $.75**
------------ ----------------------------- ---------------------------------

* Average quarterly cash value (less loans) is calculated by taking the cash values from the previous and current quarter's consolidated statement and dividing by two.
** Paid quarterly (i.e., $.3125 per $1,000 each quarter for proprietary assets and $.1875 per $1,000 for nonproprietary assets). Quarterly service fee is paid when the quarterly client Consolidated Statement is printed.